Exhibit 99.1

Contact:

Viking Systems, Inc.

Robert Mathews, EVP & CFO

508-366-3668 Ext. 8392

VIKING SYSTEMS REPORTS SECOND QUARTER 2012 RESULTS

WESTBOROUGH, MA, August 14, 2012 - Viking Systems, Inc. (OTC BB:VKNG), a leading worldwide developer, manufacturer and marketer of 3D and 2D visualization solutions for complex minimally invasive surgery today announced results for the quarter ended June 30, 2012.

Summary Financial Results for the Quarter

•	Sales were $2.2 million for the second quarter of 2012, a decrease of 11% compared with the $2.5 million of sales reported for second quarter of 2011.
•	Second quarter sales included revenue from sales of ten of Viking’s 3DHD Vision Systems, including eight systems for clinical use outside the USA and two distributor demonstration systems.
•	Gross profit for the quarter was $433,000 or 20% of sales, an increase of 13% compared with gross profit of $385,000 or 15% of sales reported for second quarter of 2011.

•	The net loss for the quarter was $890,000 or $0.01 per share, compared with a net loss of $860,000 or $0.01 per share in the second quarter of 2011.

CONMED Corporation to Acquire Viking Systems, Inc.

Additionally, in a joint announcement earlier today CONMED Corporation and Viking Systems announced that the companies have entered into a definitive agreement providing for CONMED to acquire Viking for $0.27 per share in cash. The purchase price represents a 42% premium over the closing price of Viking’s common stock on August 13, 2012. Under the terms of the transaction, a wholly-owned subsidiary of CONMED will promptly commence a tender offer to purchase all of Viking’s outstanding shares of common stock for $0.27 per share in cash. Following successful completion of the tender offer, CONMED will acquire all remaining shares not tendered into the offer through a second-step merger at the same price as in the tender offer.

The proposed transaction has been approved by the boards of directors of both companies. In addition, certain Viking stockholders have entered into Tender and Voting Agreements under which they have agreed, among other things, to tender into the tender offer all shares of Viking’s common stock that they beneficially own. As of August 13, 2012, these stockholders own an aggregate of approximately 43% of Viking’s issued and outstanding shares

About Viking Systems, Inc.

Viking Systems, Inc. is a leading worldwide developer, manufacturer and marketer of 3D and 2D visualization solutions for complex minimally invasive surgery. It actively markets and sells the only stand alone, FDA cleared, cost-effective 3D system for use in minimally invasive laparoscopic surgery. Viking partners with medical device companies and healthcare facilities to provide surgeons with proprietary visualization systems enabling minimally invasive surgical procedures, which reduce patient trauma and recovery time. Viking, through its OEM products business, also designs and manufactures surgical vision systems and components for several leading medical instrument companies worldwide. For more information, please visit our website at www.vikingsystems.com.

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Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements are estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors as described in our annual report on Form 10-K under the heading "Risk Factors" as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Statements concerning forecasts, revenue growth, profitability, production and shipment of units, future financial results, and statements using words such as "estimate", "project", "plan", "intend", "expect", "anticipate", "believe" and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Important Information about the Tender Offer

The tender offer described in the press release disseminated by CONMED Corporation and us on August 14, 2012 has not yet commenced. This communication relates to a press release regarding our earnings release for the quarter ended June 30, 2012. This communication is neither an offer to purchase nor a solicitation of an offer to sell any securities. At the time the offer is commenced, CONMED will file a Tender Offer Statement on Schedule TO containing an Offer to Purchase, a related Letter of Transmittal and other documents relating to the tender offer, and thereafter we will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer.

In connection with the proposed transaction and required stockholder approval, we will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIKING AND THE TRANSACTION. Investors and Security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents we filed with the SEC may be obtained free of charge by contacting Viking Systems, Inc., 134 Flanders Road, Westborough, MA, 01581, Attention: Corporate Secretary. Our filings with the SEC are also available on our website at: http://www.vikingsystems.com/.

Sales of OEM and Branded Products were as follows:

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Change	2012	2011	Change
Branded products	$652,865	$1,023,877	$(371,012)	$2,132,300	$2,427,622	$(295,322)
OEM products and service	1,514,203	1,485,202	29,001	3,550,647	3,204,051	346,596
Total sales	$2,167,068	$2,509,079	$(342,011)	$5,682,947	$5,631,673	$51,274

3DHD Clinical Systems	8	8	–	25	15	10
3DHD Demonstration Systems	2	8	(6)	6	18	(12)
Total 3DHD Systems	10	16	(6)	31	33	(2)

3Di Systems (predecessor product)	–	–	–	–	4	(4)
Total 3D systems	10	16	(6)	31	37	(6)

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Condensed Statements of Operations – Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Sales, net	$2,167,068	$2,509,079	$5,682,947	$5,631,673
Cost of sales	1,733,915	2,124,489	4,290,738	4,595,325

Gross profit	433,153	384,590	1,392,209	1,036,348

Operating expenses:
Selling and marketing	524,763	455,120	1,130,790	933,483
Research and development	349,484	362,670	661,385	618,633
General and administrative	449,031	427,272	891,602	861,137
Total operating expenses	1,323,278	1,245,062	2,683,777	2,413,253
Operating loss	(890,125)	(860,472)	(1,291,568)	(1,376,905)

Total other income	81	344	147	70,522
Net loss	$(890,044)	$(860,128)	$(1,291,421)	$(1,306,383)

Net loss per share - basic and diluted	$(0.01)	(0.01)	$(0.02)	$(0.02)

Weighted average shares - basic and diluted	72,554,620	66,920,426	72,554,620	62,948,738

Operating Loss Before Non-Cash Charges

Management assesses operational performance and improvement by measuring and reporting our operating loss before noncash charges. Management believes this non-GAAP metric is useful in understanding our ability to generate cash, before consideration of working capital or capital expenditure needs.

A reconciliation of net loss in accordance with U.S. generally accepted accounting principles, or GAAP, to the non-GAAP measure of operating loss before non-cash charges is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net loss, as reported	$(890,044)	$(860,128)	$(1,291,421)	$(1,306,383)
Adjustments: Total other (income)/expense	(81)	(344)	(147)	(70,522)
Operating loss, as reported	(890,125)	(860,472)	(1,291,568)	(1,376,905)
Non-cash stock option expense	70,093	103,628	144,042	199,925
Depreciation and amortization	138,028	91,058	268,826	169,633
Operating loss before non-cash charges	$(682,004)	$(665,786)	$(878,700)	$(1,007,347)

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Condensed Balance Sheets

	June 30,	December 31,
	2012	2011
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$514,475	$1,261,864
Accounts receivable, net	1,270,146	1,184,064
Inventories	2,278,714	2,308,564
Prepaid expenses and other current assets	142,797	58,704
Total current assets	4,206,132	4,813,196

Property and equipment, net	513,625	627,128
Total assets	$4,719,757	$5,440,324

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,516,178	$1,131,694
Accrued expenses	853,183	654,908
Deferred revenue	154,711	310,658
Total current liabilities	2,524,072	2,097,260

Noncurrent liabilities	579,444	579,444
Total stockholders' equity	1,616,241	2,763,620
Total liabilities and stockholders' equity	$4,719,757	$5,440,324

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